UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2024

KIROMIC BIOPHARMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39619	46-4762913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7707 Fannin, Suite 200
Houston, TX, 77054
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (832) 968-4888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	KRBP	The OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 27, 2024, Kiromic BioPharma, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with the holder of promissory notes of the Company (the “Holder”) pursuant to which the Holder agreed to exchange aggregate principal amount of $2.4 million of the Company’s 25% Senior Secured Convertible Promissory Notes (the “Exchange Notes”) plus accrued interest for 3,000 shares of Series E Convertible Voting Preferred Stock (the “Series E Preferred Stock”).

The foregoing description of the Exchange Agreement is qualified in its entirety by reference to the full text of such Exchange Agreement, a copy of which is attached hereto as Exhibit 10 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference. The exchange of the Exchange Notes for Series E Preferred Stock was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Pursuant to the Exchange Agreement, on September 27, 2024, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 6,000 shares of its authorized and unissued preferred stock as Series E Convertible Voting Preferred Stock. The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series E Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series E Preferred Stock:

Dividends. Dividends will accrue, on all issued and outstanding shares of Series E Preferred Stock, prior to and in preference to all other shares of capital stock of the Company, at an annual rate of twenty-five percent (25%) compounded annually on the Original Per Share Price (plus any such accreted compounded amounts). If such dividends are not declared and paid in cash, the dividend amounts will be added to the aggregate Liquidation Preference then outstanding of the Series E Preferred Stock (such dividends will accumulate and will be included in the payments made upon redemption or Liquidation.

At all times following the Issuance Date, while shares of Series E Preferred Stock are issued and outstanding, holders of Series E Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends in the form of Common Stock, which shall be made in accordance with the terms of the Certificate of Designation) are paid on shares of the Common Stock.

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series E Preferred Stock is voting stock. Holders of the Series E Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series E Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series E Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) one times (1x) the Original Per Share Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full Liquidation Preference, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series E Liquidation Amount, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series E Preferred Stock pursuant to the Certificate of Designation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series E Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Series E Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise.

Conversion.  Each share of Series E Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient of (A) the Liquidation Preference as of the Conversion Date divided by (B) the Conversion Price on the Conversion Date.

Conversion Price. As of any Conversion Date or other date of determination, a price equal to 80% of the 5-day VWAP for the Common Stock beginning on the fifth day preceding the date of the Notice of Conversion, subject to adjustment as provided herein.

Redemption. Unless prohibited by Delaware law governing distributions to stockholders, the Company may redeem 100% of the shares of Series E Preferred Stock at any time at a price equal to the then Liquidation Preference.

The foregoing summary of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Voting Preferred Stock dated September 27, 2024
10.1	Form of Exchange Agreement dated as of September 27, 2024 between the Company and the holder of the Exchange Securities
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kiromic BioPharma, Inc.

Date: September 30, 2024	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Executive Officer